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                                                                   EXHIBIT 10.14



                                LOAN AGREEMENT

                               No. LA-201003/01

This Agreement is made on this day 3rd October, 2000 by and between

                           IPG Photonics Corporation

A Delaware Corporation registered to do business in Massachusetts and whose Registered Office is 560 Main Street, Sturbridge MA 01566 U.S.A. hereinafter referred to as the "LENDER",

And

                                NTO "IRE-POLUS"

A Russian Society with a Limited Responsibility registered to do business in Fryazino, Moscow Region and whose Registered Office is Vvedenskogo Sq. l, Fryazino, 141120 Russia hereinafter referred to as the "BORROWER",

Whereas:

The BORROWER is a research & development and manufacturing company operating in the field of fiber optics communications and laser technology incorporated under Russian Law, and is willing to enter into long term co-operation with the LENDER and its affiliates in accordance with but not limited to the Assignment and Research and Development Agreement signed between the LENDER and the BORROWER on the 30th August 2000 and any other agreements for the supply of products, research and development, technical assistance, capital equipment and any other services that the BORROWER and its affiliates might from time to time enter into with the LENDER.

Whereas:

The LENDER is a laser and fiber-optic equipment manufacturing company incorporated under the Laws of the State of Delaware, USA, and is willing to enter into long term co-operation with the BORROWER in accordance with but not limited to the Assignment and Research and Development Agreement signed between the LENDER and the BORROWER on the 30th August 2000 and any other agreements for the purchase of products, research and development, technical assistance, capital equipment and other services that the BORROWER might from time to time enter into with the LENDER and its affiliates.
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NOW THEREFORE IT IS MUTUALLY AGREED AS FOLLOWS:

1.  SUBJECT OF THIS AGREEMENT

    1.1. The LENDER hereby agrees to advance to the BORROWER the sum of USD 1,000,000 (one million USD). The sum will be advanced to the BORROWER in two equal installments each of USD 500,000 (USD five hundred thousand) payable.

2.  USE OF PROCEEDS

    2.1. The proceeds of the loan are to be used to acquire machinery and capital equipment to be used in research and development and the supply of components, products and equipment to the IPG Group in accordance with but not limited to the Assignment and Research and Development Agreement signed between the IPG Group and the Borrower on the 24th August 2000 and any other agreements that the IPG Group and the Borrower might from time to time enter into.

3.  TERMS OF PAYMENT

    3.1. The payment of USD 1,000,000,- shall be made by the LENDER to the BORROWER'S account as per the following telegraphic transfer instructions:

          Bankers Trust Company
          New York, USA
          SWIFT Code: BKTRUS33
          Account No.: 04-405-953
          Beneficiary: Federal Bank of Innovations and Development
          Moscow, Russia
          For final credit to Account No.: 4070284040000007007
          Beneficiary: NTO "IRE-Polus" Co

    3.2.  The loan shall be drawn down as follows:

          500,000 USD amounting to 50% of the Loan

          The LENDER shall transfer USD 500,000 (five hundred thousands USD) to the BORROWER as per the payment instructions given above with value date 5th October 2000.

          500,000 USD amounting to 50% of the Loan

          The LENDER shall transfer USD 500,000 (Five Hundreds Thousands USD) to the BORROWER as per the payment instructions given above and as mutually agreed but in any event not later than 15th January 2001. The transfer is to be executed within 10 days of the BORROWER'S request for funds.
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4.  TERMS AND CONDITIONS OF THE LOAN

    4.1.  The Loan is unsecured.
    4.2. Interest shall accrue on the principal at 7.00% being the current Federal Funds Rate of 6.50% plus a spread of 0.50%. This rate shall be fixed for the term of the loan.
    4.3. Interest shall be calculated on the date that the Loan falls due on the basis of the number of days that loan has been drawn down in proportion to 365.
    4.4.  Interest is payable in cash on the date that the Loan falls due.

5.  REPAYMENT

    5.1. The term of the loan is for six months from the date that the LENDER transfers the funds to the BORROWER such period being determined from the date on which the BORROWER draws down the first portion of the loan.

    5.2. BORROWER may repay any capital sum and interest accrued thereon up to the date of repayment at any time before the expiry of the Loan subject to informing the LENDER in writing such intention and any such repayment of amounts due shall constitute the fulfillment of the BORROWER'S obligations and the fulfillment of LENDER'S rights under the agreement.

    5.3. At the mutual agreement of both parties the loan may be converted into authorized but Unissued Common Stock of the BORROWER at a rate to be determined and agreed by the parties at the time of such conversion on or before the due date of the loan.

    5.4. The repayment of any capital or interest accrued thereon shall be made by the BORROWER to the LENDER'S account as per the following transfer instructions:

          FirstMass Bank N.A.
          370 Main Street
          Worcester, MA 01608
          United States of America
          ABU Number: 211370545
          Account No.: 8029308942
          Beneficiary: IPG Phonics Corporation

    5.5. To the extent that the LENDER owes the BORROWER any monies due under any other agreement between the LENDER and the BORROWER, the BORROWER may offset such amounts as are mutually agreed between the parties against the principal of the Loan and accrued interest accrued thereon by written notice to the LENDER to that effect.
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6.  DEFAULT PROVISIONS

    6.1. Upon the occurrence of any of the following events, the entire unpaid principal balance of this Loan, together with all accrued interest, shall become immediately due and payable, and the LENDER shall be entitled to pursue all remedies which it may have, at law or in equity, for the enforcement and collection of the principal and accrued interest:

          6.1.1 The failure of the BORROWER to make any payment of interest or principal when due on this Loan; or

          6.1.2. Any other default by the BORROWER in the payment or performance of its obligations under this Loan, if such default is not fully remedied within ten days after notice of such default is given to the BORROWER.

7.  NOTICES

    7.1. All notices, requests, demands or other communications to be given by either party to the other pursuant to this Agreement shall be in writing and in the English language and sent by telex, electronic mail, cable or registered mail, postage prepaid to the addresses in the introduction to this agreement.

8.  VALIDITY OF THE CONTRACT

    8.1. This Loan and all representations, warranties, covenants and agreements contained herein, shall be binding upon the Borrower and its successors and permitted assigns and shall inure to the benefit of the LENDER and its successors, endorsees and assigns. The BORROWER may not assign or delegate any of its duties and or obligations under this Loan.

    8.2. This Contract is valid for a period of six (6) months, such period being determined from the date on which the first portion of the loan is drawn down by the BORROWER and shall expire on the earlier of the completion of the period detailed above or the date of repayment of the Loan by the Borrower to the LENDER.

    8.3. At the mutual agreement of both the LENDER and the BORROWER the term of this agreement and the Loan governed hereunder may be extended from time to time as is deemed appropriate.

    8.4. This Loan Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and be performed within said State. This Contract has been drawn in two (2) English / Russian Copies and has been duly signed by Parties concerned under the date herein above stated.
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FOR IPG Photonics Corporation

/s/ Dr. Timothy P.V. Mammen
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FOR NTO IRE-Polus:

/s/ Dr. Valentin P. Gapontsev
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